SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

     This amended report is being filed by Leap Wireless International, Inc., a Delaware corporation (the “Company”) to amend the Company’s Current Report on Form 8-K, dated November 6, 2003 (the “Form 8-K”) to include version of the Company’s Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003 (the “Plan”), as modified to reflect all technical amendments subsequently approved by the Bankruptcy Court.

Item 3. Bankruptcy or Receivership.

     As previously noted in the Company’s Form 8-K, in connection with the confirmation of the Plan, the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”) approved certain technical modifications to the Plan. At the Bankruptcy Court’s request, the Company compiled a version of the Plan which incorporates all approved technical modifications to the Plan which was filed with the Bankruptcy Court on April 30, 2004. A copy of the Plan is filed herewith.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

2.1 Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003 (As Amended to Reflect All Subsequent Technical Modifications Approved by the Court).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2004	LEAP WIRELESS INTERNATIONAL, INC.
	By:	/s/ ROBERT J. IRVING, JR.
Robert J. Irving, Jr.
Senior Vice President and General Counsel

Exhibit Index

Exhibit
Number	Description
2.1	Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003 (As Amended to Reflect All Subsequent Technical Modifications Approved by the Court).